Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lakeland Industries, Inc. 2017 Equity Incentive Plan of our report dated April 21, 2016 on the consolidated financial statements of Lakeland Industries, Inc. and Subsidiaries as of January 31, 2016 and for the year then ended included in the Annual Report on Form 10-K for the year ended January 31, 2017 of Lakeland Industries, Inc.

/s/ Mazars USA LLP (formerly WeiserMazars LLP)

Mazars USA LLP (formerly WeiserMazars LLP)

New York, New York

June 30, 2017